EXHIBIT 99.1

ACTION BY WRITTEN CONSENT OF DIRECTORS

OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

A Nevada Corporation

The undersigned, being all the Directors of FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada Corporation (the “Corporation”) pursuant to the Bylaws of the Corporation and the Nevada Statutes, hereby consent to the following actions of the Corporation, a copy of which shall be filed with the minutes of the Corporation:

Whereas, the Corporation has deemed the following actions to be in its best-interests;

NOW, WHEREFORE IT IS RESOLVED AS FOLLOWS:

1.	APPPOINTMENT OF CRAIG LOVEROCK AS DIRECTOR AND CHAIRMAN OF AUDIT COMMITTEE

RESOLVED: That Mr. Craig Loverock is hereby appointed as a member of the Corporation’s Board of Directors and as Chairman of the Audit Committee. Mr. Loverock shall be paid $1,000 CDN for each month of service as Director, and such payment shall be made quarterly. Mr. Loverock shall be eligible to participate in all employee compensations plans that are available to other Officers and Directors of the Corporation from time to time.

2.	OMNIBUS RESOLUTION.

RESOLVED: That the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolution, including the execution of documents, and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

Dated: April 2, 2019

/s/ Steven Rossi
Steven Rossi, Director

/s/ Lorenzo Rossi	/s/ Paul Haber
Lorenzo Rossi, Director	Paul Haber, Director